Monolithic Power Systems, Inc.	PRESS RELEASE
6409 Guadalupe Mines Road	For Immediate Release
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601
www.monolithicpower.com

Monolithic Power Systems Updates Revenue Guidance for the Third Quarter ending September 30, 2011

SAN JOSE, Calif. September 20, 2011--Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced updated revenue guidance for the third fiscal quarter ending September 30, 2011.

Based on the current demand outlook, the company expects its third quarter revenues to be in the range of $52 to $54 million.

“The economy is slowing down considerably,” said Michael Hsing, chief executive officer and founder of MPS. “We are slowing down channel inventory to reflect the uncertain business climate.”

No conference call will be held in conjunction with this business update. Additional commentary pertaining to this quarter will be available when the company reports its third quarter 2011 results.

Safe Harbor Statement
This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, projected revenues, and demand outlook and market conditions for the quarter ending September 30, 2011. These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Current uncertainty in global economic conditions poses a risk to the overall economy and to MPS, as consumers and businesses may defer purchases in response to tighter credit and negative financial news, which could adversely affect product demand. Consequently, the demand for MPS’ products could be materially and adversely different from MPS’ current expectations due to changes in business and economic conditions, including, among others, conditions in the credit market that could affect consumer confidence; changes in order patterns including order cancellations; and changes in the level of inventory at MPS’ customers. Other factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being different than expected; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency of our products; adverse changes in government regulations in foreign countries where MPS has offices or operations; the effect of catastrophic events; adequate supply of our products from our third-party manufacturer; the risks, uncertainties and costs of litigation in which the Company is involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K filed on March 4, 2011 and its Form 10-Q filed on April 28, 2011.

The forward-looking statements in this press release represent MPS’ projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.
Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:
Meera Rao
Chief Financial Officer
Monolithic Power Systems, Inc.
408-826-0777
investors@monolithicpower.com